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                                                                     EXHIBIT 5.1


                        [SHEARMAN & STERLING LETTERHEAD]








                                January 15, 1999




Hermes Europe Railtel B.V.
Terhulpsesteenweg 6A
1560 Hoeilaart, Belgium

Ladies and Gentlemen:

                  We have acted as special United States counsel to Hermes Europe Railtel B.V., a Netherlands company (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended (the "Act") of a registration statement on Form S-4 (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, up to U.S.$200,000,000 aggregate principal amount of the Company's outstanding 10 3/8% Senior Notes due 2009 (the "Dollar Notes") and Euro 85,000,000 aggregate principal amount of the Company's outstanding 10 3/8% Senior Notes due 2006 (the "Euro Notes", and, together with the Dollar Notes, the "Outstanding Notes") are exchangeable for up to a like principal amount of the Company's 10 3/8% Senior Notes due 2009 and the Company's 10 3/8% Senior Notes due 2006, respectively (the "Exchange Notes"). The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an Indenture dated as of January 4, 1999 relating to the Dollar Notes (the "Dollar Notes Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), registrar, paying agent and transfer agent, and an Indenture dated as of January 4, 1999 relating to the Euro Notes (the "Euro Notes Indenture" and, together with the Dollar Notes Indenture, the "Indentures") between the Company and the Trustee, registrar, paying agent and transfer agent. The Exchange Notes and the Outstanding Notes are collectively referred to herein as the "Notes."

                  In our capacity as special United States counsel to the Company, we have examined the Registration Statement, the Indentures filed as
Exhibit 4.5 and Exhibit 4.6 to the Registration Statement, the Outstanding Notes, a form of the Exchange Notes contained in such Indentures and originals or copies certified or otherwise identified to our satisfaction of such documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below.



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Hermes Europe Railtel B.V.              2                      January 15, 1999

                  Based upon the foregoing, it is our opinion that when the Exchange Notes are exchanged for the Outstanding Notes as contemplated in the Registration Statement, assuming they have been duly authorized, executed, issued and delivered by the Company under the laws of the Netherlands and have been duly authenticated by the Trustee, the Notes will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors' rights generally and by possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors' rights and except as enforcement thereof is subject to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or law).

                  The opinion set forth in the above paragraph is qualified to the extent that we have assumed the due authorization, execution and delivery of the Indentures by the Trustee and the Company.

                  We are attorneys admitted to practice law in the State of New York and we do not express herein any opinion as to any matters governed by or involving conclusions under the laws of any other jurisdiction other than the federal law of the United States of America. In rendering the opinion expressed herein, we have, with your approval, relied without independent investigation as to all matters governed by or involving conclusions under the law of the Netherlands upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Loeff Claeys Verbeke, Dutch counsel for the Company, of even date herewith, a copy of which is attached hereto.

                  This opinion may be delivered to Loeff Claeys Verbeke which may rely on this opinion to the same extent as if such opinion were addressed to it.

                  We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement.


                                        Very truly yours,




                                        /s/ Shearman & Sterling



JDM/PJP/DTW